November 6, 2006



Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549


We have read Item 77K of Form N-SAR for the period ended August 31, 2006, of Marshall Funds, Inc. and are in agreement with the statements contained in the first four paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

	/s/ Ernst & Young LLP






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